Exhibit 99.1

For Immediate Release

TradeStation Names John Roberts as Chief Marketing Officer

Plantation FL, June 27 — TradeStation Group (NASDAQ GS: TRAD) today announced that John Roberts will join the company July 1 as Chief Marketing Officer, reporting to Chief Executive Officer Salomon Sredni. Roberts will have overall responsibility for conceptualizing, developing and executing TradeStation’s marketing strategies and programs.

“John is a superb executive, who has the creativity, talent and experience to build on the momentum TradeStation has already achieved as an award-winning electronic trading platform and brokerage for equities, options, futures and forex traders,” said Sredni. “John will help our target customer markets better understand the unique products and services we offer, and help ensure that we address the needs of our customers to improve gross account growth, customer retention, and market presence.”

“TradeStation is one of the most exciting brands in the online trading market, offering investors unique and powerful tools to test and implement their trading insights. I am delighted to have the opportunity to strengthen and broaden TradeStation’s brand and help foster continued growth,” Roberts said.

Roberts has extensive experience marketing equities, options and futures investing and trading over the last 20 years. From 2004 to 2007, Roberts served as Chief Marketing Officer and a Managing Director of the Chicago Mercantile Exchange (CME), the world’s largest financial exchange, serving as its first chief marketing officer following its initial public offering. At the CME, Roberts created and launched its first integrated global marketing campaign, and built CME’s first customer relationship management (CRM) system, linking CME’s web site and direct marketing infrastructures. From 1999 to 2004, Roberts was a Managing Director of Barclays Global Investors (BGI), serving as Head of Marketing and Communications from 2000 to 2004. At BGI, he built and led the marketing team that launched and grew iShares to a dominant position in the exchange-traded fund (ETF) market. Prior to BGI, Roberts served, from 1988 to 1999, as Senior Vice President, Marketing, of the Chicago Board Options Exchange (CBOE), where he directed worldwide business development, and helped create the Options Industry Council, which today is the recognized leader in options education. Roberts’s other marketing positions have been with Citicorp Savings of Florida, Campbell Soup Company, and General Mills.

About TradeStation Group, Inc.
TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2007, TradeStation was named, for the third year in a row, Best Futures Brokerage and, for the fifth year in a row, Best Direct-Access Stock Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services. Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-looking Statements

This press release contains statements that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release the words “opportunity,” “continued,” “build,” “address,” “will,” and similar expressions, and the goals described concerning growth, increased market share and improved customer retention, are intended to identify, or are, forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results and events may differ materially from those suggested herein. Factors that may cause or contribute to the potential differences include, but are not limited to, (i) the achievement of those goals not being attainable for reasons unrelated to Mr. Roberts’s best efforts, such as quality of company products and services, unforeseen competition, strategic partnering decisions, the acts or omissions of others at the company, or market conditions adverse to the company’s success, (ii) Mr. Roberts’s talents and experience turning out to be not as successful as anticipated when used in the context of the company’s product offering or working in the company’s organization, management structure or business culture, and (iii) the various other issues, risks and uncertainties described in the company’s filings with the Securities and Exchange Commission including, but not limited to, the company’s Annual Report on Form 10-K for the year ended December 31, 2006, and its earnings releases and Reports on Form 10-Q for the 2007 first quarter, as well as other SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000